Exhibit 99.1

NextNav Inc. Reports Second Quarter 2025 Results and Operational Highlights

•         FCC issues order granting consent to assignment of Lower 900MHz licenses to NextNav

•         NextNav supports urgent call for NPRM with technical, economic, and operational analysis

RESTON, Va., August 06, 2025 (GLOBE NEWSWIRE) -- NextNav Inc. (NASDAQ: NN) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today reported its financial results and operational updates for the quarter ended June 30, 2025.

“In the second quarter we continued to advance toward our goal of addressing one of our nation’s most critical infrastructure needs with a sense of urgency and purpose,” said Mariam Sorond, CEO of NextNav.  “We appreciate the FCC’s order granting consent to the assignment of the Telesaurus licenses, further enhancing our spectrum position and operational leadership in the Lower 900MHz band.  We substantiated with data and analysis the significant benefits and minimal costs of our proposal to optimize the Lower 900 MHz band. We look forward to continuing to support the FCC’s important work as we seek to enable a widescale, future-proof complement and backup to GPS as quickly as possible.”

Operational Highlights

•         On May 13, 2025, NextNav filed reply comments in response to the FCC’s Notice of Inquiry, Promoting the Development of PNT Technologies and Solutions, making the case for the FCC to promptly issue a Notice of Proposed Rulemaking that would enable a terrestrial complement and backup to GPS without the need for multibillion dollar taxpayer expenditures. The filing can be found here.

•         On June 10, 2025, NextNav presented implementation and deployment details of our 5G-based PNT solution to FCC staff. Details can be found here.

•         On June 20, 2025, the FCC issued an order granting consent to the assignment of 128 active M-LMS licenses to NextNav and waived an FCC rule that forbids one licensee from holding both an A-block license and a B- or C-block license in the same license area. The order can be found here.

•         On June 24, 2025, NextNav’s CEO participated in an event focused on the urgent need for GPS resiliency, featuring distinguished Congressional, FCC, DoD and public safety representatives. Details of the event can be found here.

•         On July 9, 2025, NextNav filed a supplemental technical study further validating the assumptions and conclusions in our February 2025 technical study, demonstrating that introducing 5G operations will not cause unacceptable interference to unlicensed Part 15 devices in the Lower 900 MHz band. The filing can be found here.

•         On July 17, 2025, NextNav submitted an economic report prepared by the Brattle Group establishing that NextNav’s proposed optimization of the Lower 900 MHz band would impose minimal costs while generating substantial national benefits, potentially amounting to tens of billions of dollars. The filing can be found here.

•         On August 1, 2025, NextNav filed a study with the FCC demonstrating that licensed tolling operations can coexist with 5G operations in the Lower 900 MHz band. The filing can be found here.

 .

Three and Six Months Ended June 30, 2025 Financial Highlights

•         Revenue: was $1.2 million in the three months ended June 30, 2025, compared to $1.1 million in the prior year period. In the six months ended June 30, 2025, revenue was $2.7 million, compared to $2.2 million in the prior-year period. The increase in both three and six months ended June 30, 2025 was primarily driven by an increase in service revenue from technology and services contracts with government and commercial customers.

•         Operating Loss: was $17.2 million in the three months ended June 30, 2025, compared to $15.3 in the prior year period, primarily driven by increases in professional services, payroll-related expenses, non-recurring engineering services, and outside consulting expenses, partially offset by lower software license and cloud expenses. In the six months ended June 30, 2025, operating loss was $34.2 million, as compared to $31.5 million in the prior year period, primarily driven by increases in professional services, outside consulting expenses, and non-recurring engineering services, partially offset by lower software license and cloud expenses.

•         Net Loss: was $63.2 million in the three months ended June 30, 2025, including a loss on change in the fair value of derivative liability and warrants of $39.5 million, as compared to a net loss of $24.4 million in the prior year period, including a loss on the fair value of warrants of $8.5 million. In the six months ended June 30, 2025, net loss was $121.8 million, including a loss on the fair value of derivative liability and warrants of $58.0 million and debt extinguishment loss of $14.4 million as compared to a net loss of $56.0 million in the prior year period, including a loss on the fair value of warrants of $21.7 million.

•         Balance Sheet: As of June 30, 2025, the Company had $58.9 million in cash and cash equivalents and $117.2 million in short-term investments.  Net long-term debt of $246.3 million includes derivative liability of $93.8 million, and is net of unamortized discount of $37.5 million, with a face value of $190.0 million.

Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 pm ET on Wednesday, August 6, 2025.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call:  https://registrations.events/direct/Q4I629360. After registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast.

To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.nextnav.com/.

To receive replay details, please register through the link above. After registering for replay details, each participant will be provided with call details and access codes to listen to the call playback.

About NextNav Inc.

 NextNav Inc. (Nasdaq: NN) is a leader in next-generation 3D Positioning, Navigation, and Timing (PNT) solutions. As the nation’s largest license holder in a spectrum band expressly designated for terrestrial positioning services, NextNav is uniquely positioned to enable a widescale terrestrial complement and backup to GPS. Leveraging licensed low-band spectrum and the global 5G ecosystem, NextNav is focused on delivering an accurate, reliable, and resilient 3D PNT solution to protect national security, public safety, and the economy. Learn more at www.nextnav.com.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Source: NextNav

Contact:
Sloane & Company
nextnav@sloanepr.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the achievement of certain FCC-related milestones and FCC approvals, the ability to realize the broader spectrum capacity and the advancement of NextNav’s terrestrial 3D PNT services, NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation terrestrial 3D PNT technologies, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment, potential growth opportunities, revenue, expenses, and profitability. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, those included in Part II, Item 1A, “Risk Factors” of the Company’s quarterly reports on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the NextNav’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as those otherwise described or updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

NextNav Inc.

CONDENSED Consolidated Balance Sheets

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2025 (unaudited)	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$58,866	$39,330
Short term investments	117,186	40,785
Accounts receivable	2,237	3,301
Other current assets	3,663	2,629
Total current assets	$181,952	$86,045
Property and equipment, net of accumulated depreciation of $15,742 and $13,716 at June 30, 2025 and December 31, 2024, respectively	15,981	17,974
Operating lease right-of-use assets	16,417	17,368
Goodwill	19,094	16,966
Intangible assets	9,637	9,589
Other assets	13,662	13,798
Total assets	$256,743	$161,740

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,610	$858
Accrued expenses and other current liabilities	7,369	8,536
Operating lease current liabilities	2,824	2,462
Deferred revenue	353	288
Total current liabilities	$12,156	$12,144
Warrants	30,261	28,707
Operating lease noncurrent liabilities	13,483	14,352
Other long-term liabilities	1,763	1,795
Long term debt, net	246,295	54,621
Total liabilities	$303,958	$111,619

Stockholders’ equity:
Common stock, authorized 500,000,000 shares; 133,146,901 and 131,268,940 shares issued and 133,014,673 and 131,136,712 shares outstanding at June 30, 2025 and December 31, 2024, respectively	15	14
Additional paid-in capital	933,537	912,241
Accumulated other comprehensive income	3,806	665
Accumulated deficit	(983,880)	(862,106)
Common stock in treasury, at cost; 132,228 shares at both June 30, 2025 and December 31, 2024	(693)	(693)
Total stockholders’ equity (deficit)	$(47,215)	$50,121
Total liabilities and stockholders’ equity	$256,743	$161,740

NextNav INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$1,202	$1,105	$2,741	$2,151
Operating expenses:
Cost of goods sold (exclusive of depreciation and amortization)	2,035	2,924	4,568	5,685
Research and development	4,824	4,110	8,862	8,780
Selling, general and administrative	10,233	8,108	20,753	16,554
Depreciation and amortization	1,350	1,295	2,802	2,613
Total operating expenses	$18,442	$16,437	$36,985	$33,632
Operating loss	$(17,240)	$(15,332)	$(34,244)	$(31,481)
Other income (expense):
Interest expense, net	(3,020)	(2,320)	(5,758)	(4,489)
Debt extinguishment loss	—	—	(14,434)	—
Change in fair value of warrants	(8,836)	(8,490)	(2,795)	(21,666)
Change in fair value of derivative liability	(30,658)	—	(55,181)	—
Other income (loss), net	(3,399)	1,820	(9,262)	1,748
Loss before income taxes	$(63,153)	$(24,322)	$(121,674)	$(55,888)
Provision for income taxes	(42)	(68)	(100)	(112)
Net loss	$(63,195)	$(24,390)	$(121,774)	$(56,000)
Foreign currency translation adjustment	2,149	(179)	3,141	(701)
Comprehensive loss	$(61,046)	$(24,569)	$(118,633)	$(56,701)
Net loss	(63,195)	(24,390)	(121,774)	(56,000)
Net loss attributable to common stockholders	$(63,195)	$(24,390)	$(121,774)	$(56,000)
Weighted average of shares outstanding – basic and diluted	132,318	115,210	131,509	119,359
Net loss attributable to common stockholders per share - basic and diluted	$(0.48)	$(0.21)	$(0.93)	$(0.47)

 NextNav INC.

CONDENSED Consolidated Statements of Cash Flows

(UNAUDITED)

(IN THOUSANDS)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net loss	$(121,774)	$(56,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,802	2,613
Equity-based compensation	7,974	7,896
Change in fair value of warrants	2,795	21,666
Debt extinguishment loss	13,734	—
Issuance of common warrants	9,006	—
Change in fair value of derivative liability	55,181	—
Change in fair value of asset purchase agreement liability	—	(1,878)
Realized and unrealized gain on short term investments	(1,160)	(254)
Equity method investment loss	74	81
Asset retirement obligation accretion	52	32
Amortization of debt discount	4,275	2,950
Changes in operating assets and liabilities:
Accounts receivable	1,064	84
Other current assets	(918)	24
Other assets	67	(53)
Accounts payable	752	754
Deferred revenue	65	(82)
Accrued expenses and other liabilities	(120)	2,365
Operating lease right-of-use assets and liabilities	428	523
Net cash used in operating activities	$(25,703)	$(19,279)

Investing activities
Purchases of network assets, property, and equipment	(57)	(181)
Purchase of internal use software	(200)	(262)
Purchase of marketable securities	(132,141)	(26,144)
Sale and maturity of marketable securities	56,900	7,000
Payment for asset purchase agreement liability	—	(2,732)
Net cash used in investing activities	$(75,498)	$(22,319)

Financing activities
Proceeds from 2028 senior convertible notes	190,000	—
Repayment of 2026 senior secured notes	(70,000)	—
Payments towards debt issuance cost	(1,517)	—
Payments towards debt	(56)	(55)
Proceeds from exercise of common warrants	582	21,036
Redemption of non-controlling interests	—	40
Proceeds from exercise of common stock options	1,422	1,650
Net cash provided by financing activities	$120,431	$22,671
Effect of exchange rates on cash and cash equivalents	306	22
Net increase (decrease) in cash and cash equivalents	19,536	(18,905)
Cash and cash equivalents at beginning of period	39,330	81,878
Cash and cash equivalents at end of period	$58,866	$62,973

Non-cash investing and financing information and supplemental disclosures
Capital expenditure included in Accrued expenses and other current liabilities	$22	$156
Interest paid in shares of common stock	$—	$1,867
Interest paid in cash	$4,244	$1,750